Exhibit 10.2

GUARANTY

GUARANTY, dated as of 22 November 2024 (this “Guaranty”), made by NXP Semiconductors N.V., a public limited company (naamloze vennootschap) registered with the Dutch trade register under number 34253298, incorporated in the Netherlands, with its official seat (statutaire zetel) in Eindhoven, the Netherlands (“NXP Semiconductors”), NXP USA, Inc., a Delaware corporation (“NXP Inc.”) and NXP Funding LLC, a Delaware corporation (“NXP LLC” and, together with NXP Semiconductors and NXP Inc. and any other Subsidiary that becomes a party hereto as a Guarantor (in each case, unless and until such person ceases to be a Guarantor in accordance with this Guaranty), individually, a “Guarantor” and, collectively, the “Guarantors”) and European Investment Bank, as bank (in such capacity, together with its successors in such capacity, the “Bank”).

W I T N E S S E T H:

WHEREAS, reference is hereby made to the Facility A Agreement (as defined below) and the Facility B Agreement (as defined below), each among NXP B.V. (the “Borrower”) and the Bank;

WHEREAS, pursuant to each Facility Agreement (as defined below), the Bank has agreed to make Loans to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, each Guarantor acknowledges that it will derive substantial direct and/or indirect benefit from the making of the Loans; and

WHEREAS, it is a condition precedent to the obligation of the Bank to make the Loans to the Borrower under each Facility Agreement that the Guarantors shall have executed and delivered this Guaranty in favor of the Bank;

NOW, THEREFORE, in consideration of the premises and to induce the Bank to enter into each Facility Agreement and the Bank to make the Loans to the Borrower under each Facility Agreement, the Guarantors hereby agree with the Bank, as follows:

1.	Defined Terms.

(a)

Unless otherwise defined herein, terms defined in the Facility A Agreement or the Facility B Agreement (as applicable) and used herein shall have the meanings given to them in the Facility A Agreement or the Facility B Agreement (as applicable).

(b)	As used herein, the term “Credit Parties” means the Borrower and each Guarantor.

(c)	As used herein, the term “Enforcement Event” means the occurrence of an Event of Default in respect of which notice of acceleration of the Obligations has been given by the Bank to the Borrower.

(d)	As used herein, the term “Facility Agreement” means the Facility A Agreement and the Facility B Agreement (as applicable).

(e)	As used herein, the term “Facility A Agreement” means the facility agreement dated 22 November 2024 between the Borrower and the Bank in respect of EUR 640,000,000.

(f)	As used herein, the term “Facility B Agreement” means the facility agreement to be made between the Borrower and the Bank in respect of EUR 360,000,000.

(g)

As used herein, the term “Guaranteed Parties” means (i) the Bank, (ii) any successors, indorsees, transferees and assigns of the Bank and (iii) the beneficiaries of each indemnification obligation undertaken by any Credit Party under any Finance Document.

(h)

As used herein, the term “Obligations” means the collective reference to (i) the due and punctual payment of (x) the principal of and premium, if any, and interest at the applicable rate provided in each Facility Agreement (including interest accruing after the commencement of any bankruptcy, insolvency, receivership or other similar proceeding (or interest that would accrue but for the operation of applicable bankruptcy or insolvency laws), regardless of whether allowed or allowable in such proceeding (for any obligation, “Post-Petition Interest”)) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (y) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred after the commencement of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower or any other Credit Party to any of the Guaranteed Parties under each Facility Agreement or any other Finance Document, (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to each Facility Agreement or any other Finance Document and (iii) the due and punctual payment and performance of all the covenants, agreements, obligations and liabilities of each other Credit Party under or pursuant to this Guaranty or any other Finance Document.

(i)

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and Section references are to Sections of this Guaranty unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, and the words “property” and “assets” shall be construed to refer to any and all tangible and intangible properties and assets.

(j)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms, any reference herein to any person shall be construed so as to include such person’s successors and permitted assigns, and any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or modified in accordance with the terms thereof and, to the extent applicable, the terms of each Facility Agreement.

2.	Guaranty.

(a)

Subject to the provisions of Section 8, each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees, as primary obligor and not merely as surety, to the Bank the punctual and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of each Obligation. If the Borrower fails to pay or perform any Obligation when due, each Guarantor agrees that it will forthwith on demand pay or perform the relevant Obligation at the place and in the manner specified in the relevant Finance Document.

(b)

Each Guarantor further agrees to pay any and all reasonable and documented out-of-pocket expenses (including all reasonable and documented out-of-pocket fees and disbursements of counsel) that may be paid or incurred by the Bank or any other Guaranteed Party in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Guarantor under this Guaranty, in accordance with the Facility A Agreement or the Facility B Agreement (as applicable).

(c)

Each Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing this Guaranty or affecting the rights and remedies of the Bank or any other Guaranteed Party hereunder.

(d)

No payment or payments made by the Borrower, any of the Guarantors, any other guarantor or any other person or received or collected by the Bank or any other Guaranteed Party from the Borrower, any of the Guarantors, any other guarantor or any other person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Guarantor hereunder until the Maturity Date.

(e)

Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Bank or any other Guaranteed Party on account of its liability hereunder, it will notify the Bank in writing that such payment is made under this Guaranty for such purpose (provided that the failure to provide such notice shall not result in such payment not being applied to the Obligations or such payment being deemed not made).

(f)

If acceleration of the time for payment of any Obligation by the Borrower is stayed by reason of the insolvency or receivership of the Borrower or otherwise, all Obligations otherwise subject to acceleration under the terms of any Finance Document shall nonetheless be payable by the Guarantors hereunder forthwith on demand by the Bank.

3.	Right of Contribution.

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof. The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Guarantor to the Bank and the other Guaranteed Parties, and each Guarantor shall remain liable to the Bank and the other Guaranteed Parties for the full amount guaranteed by such Guarantor hereunder.

4.	Right of Set-off.

In addition to any rights and remedies of the Bank and the other Guaranteed Parties provided by law, each Guarantor hereby irrevocably authorizes each Guaranteed Party, to the maximum extent permitted by applicable law, at any time and from time to time following the occurrence of an Enforcement Event without notice to such Guarantor or any other Guarantor, any such notice being expressly waived by each Guarantor, upon any amount becoming due and payable by such Guarantor hereunder (whether at stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount (whether or not such Guaranteed Party shall have made any demand hereunder) any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case, whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Guaranteed Party to or for the credit or the account of such Guarantor. Each Guaranteed Party shall notify such Guarantor promptly of any such set-off and the appropriation and application made by such Guaranteed Party, provided that the failure to give such notice shall not affect the validity of such set-off or appropriation and application.

5.	Deferral of Subrogation and Contribution.

Notwithstanding any payment or payments made by any of the Guarantors hereunder or any set-off or appropriation and application of funds of any of the Guarantors by the Bank or any other Guaranteed Party, no Guarantor shall be entitled to exercise any rights of subrogation with respect to any of the rights of the Bank or any other Guaranteed Party against the Borrower or any Guarantor or guarantee or right of offset held by the Bank or any other Guaranteed Party for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any recourse, contribution or reimbursement from the Borrower or any Guarantor in respect of payments made by such Guarantor hereunder, in each case, until the Maturity Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time prior to the Maturity Date, such amount shall be held by such Guarantor in trust for the Bank and the other Guaranteed Parties or, in the event that a trust is not recognized by the law applicable to such Guarantor, as agent for and on behalf of the Bank and the other Guaranteed Parties, and such amount shall, forthwith upon receipt by such Guarantor, be turned over to the Bank in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Bank, if required), to be applied against the Obligations, whether due or to become due, in such order as the Bank may determine; provided that nothing herein shall be effective to create a charge or other Security over any such amount held by such Guarantor, whether or not requiring registration under any applicable law.

6.	Amendments, etc., with Respect to the Obligations; Waiver of Rights.

(a)

Subject to Section 8, the obligations of each Guarantor under this Guaranty shall be unconditional and absolute, and without limiting the foregoing, each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, (a) any demand for payment of any of the Obligations made by the Bank or any other Guaranteed Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, settled, waived, surrendered or released by the Bank or any other Guaranteed Party or by operation of law, (c) each Facility Agreement, the other Finance Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented, extended or terminated, in whole or in part, as the Bank may deem advisable from time to time, and (d) any guarantee or right of offset at any time held by the Bank or any other Guaranteed Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. When making any demand hereunder against any Guarantor, the Bank or any other Guaranteed Party may, but shall be under no obligation to, make a similar demand on the Borrower or any other Guarantor or guarantor (and notwithstanding any provisions of applicable law to the contrary each Guarantor irrevocably waives any right it may have of requiring the Bank or any Guaranteed Party (or any person on its behalf) to proceed against or enforce any other rights or claim payment from the Borrower, any other Guarantor or any other person before making a demand against such Guarantor under the terms of this Guaranty), and any failure by the Bank or any other Guaranteed Party to make any such demand or to collect any payments from the Borrower or any Guarantor or guarantor or any release of any Guarantor or guarantor shall not relieve any Guarantor in respect of which a demand or collection is not made or any Guarantor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Bank or any other Guaranteed Party against any Guarantor. For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

(b)	Notwithstanding Section 6(a), each Guarantor waives:

(i) any right to set-off any claim it may have against the Bank or any Guaranteed Party under or in connection with this Guaranty against its obligations under or in connection this Guaranty;

(ii) any right to invoke the suspension or the termination of its obligations under or in connection with this Guaranty pursuant to section 6:139 of the Dutch Civil Code (“DCC”); and

(iii) to the fullest extent permitted by law, any right and defence under sections 6:9 (2), 6:154, 7:852, 7:853 and 7:855 DCC and any other right or defence accorded to it by law as guarantor.

7.	Guaranty Absolute and Unconditional.

Subject to Section 8, the obligations of each Guarantor under this Guaranty shall be unconditional and absolute, and without limiting the foregoing, each Guarantor waives any and all notice of the creation, contraction, incurrence, renewal, extension, amendment, waiver or accrual of any of the Obligations, and notice of or proof of reliance by the Bank or any other Guaranteed Party upon this Guaranty or acceptance of this Guaranty, the Obligations or any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended, waived or accrued, in reliance upon this Guaranty; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Bank and the other Guaranteed Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Obligations. Each Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment and performance, to the maximum extent permitted by applicable law, and shall not be released, discharged or otherwise altered by (a) the invalidity, irregularity, non-perfection or unenforceability of each Facility Agreement or any other Finance Document, any of the Obligations or any other guarantee or right of offset with respect thereto at any time or from time to time held by the Bank or any other Guaranteed Party, (b) any defense, set-off or counterclaim (other than that the Obligations have been paid and performed in full (other than contingent obligations that are not yet due and payable)) that may at any time be available to or be asserted by the Borrower or any Guarantor against the Bank or any other Guaranteed Party in connection with the Finance Documents (c) any change in the corporate existence, structure or ownership of the Borrower, any Guarantor or any other person or any of their respective Subsidiaries, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Guarantor or any other person or any of their properties or assets or any resulting release or discharge of any obligation of the Borrower, any Guarantor or any other person under any Finance Document, (d) any provision of applicable law or regulation purporting to prohibit the payment of any Obligation by the Borrower, any Guarantor or any other person, or (e) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) that constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for any of the Obligations, or of a Guarantor under this Guaranty, in bankruptcy or in any other instance (other than a release of any person that is no longer required to be a Guarantor pursuant to the Finance Documents). When pursuing its rights and remedies hereunder against any Guarantor, the Bank and any other Guaranteed Party may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Bank or any other Guaranteed Party to pursue such other rights or remedies or to collect any payments from the Borrower or any such other person or to realize upon any such guarantee or to exercise any such right of offset, or any release of the Borrower or any such other person or any such guarantee or right of offset, shall not relieve such Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Bank and the other Guaranteed Parties against such Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Bank and the other Guaranteed Parties, and their respective successors, indorsees, transferees and assigns, until the Maturity Date. A Guarantor shall automatically be released and discharged from its obligations hereunder upon (i) a sale or other disposition (including by way of consolidation or merger) of such Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor (other than, in either case, to the Borrower or a Restricted Subsidiary), in each case, as not prohibited by the Facility Agreements, (ii) the designation in accordance with the Facility Agreements of the Guarantor as an Unrestricted Subsidiary or Immaterial Subsidiary or (iii) the occurrence of any event or transaction under clause 14.4(e) of each Facility Agreement. In addition to any release permitted by the preceding sentence, the Bank may release any Guarantor in its sole discretion in accordance with the Facility Agreements. In connection with any such release, the Bank shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 7 shall be without recourse to or warranty by the Bank.

8.	Reinstatement and Limitations.

(a)

This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Bank or any other Guaranteed Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any part of its property or assets, or otherwise, all as though such payments had been due but not made at such time.

(b)

Notwithstanding anything herein or in any other Finance Document to the contrary, each Guarantor’s liability hereunder and under the other Finance Documents shall in no event exceed an aggregate amount that would render this Guaranty with respect to such Guarantor subject to avoidance under any applicable law.

(c)

A guarantee given by a Guarantor incorporated in the Netherlands shall not be valid and the right to enforce such guarantee shall be excluded to the extent that such guarantee constitutes unlawful financial assistance within the meaning of section 2:98c DCC.

(d)	In the case of any person that becomes a Guarantor pursuant to Section 20, such Guarantor’s maximum liability shall in no event exceed the amount specified in the applicable Supplement hereto.

(e)	Any limitation applicable to a Guarantor set forth in this Section 8 will not limit or otherwise affect the liability or obligations of any other Guarantor hereunder.

9.	Payments.

Each Guarantor hereby guarantees that payments hereunder will be paid to the Bank in Dollars or Euros, as applicable and depending on the currency of the underlying Obligations, without set-off, counterclaim, deduction or withholding or similar taxes, levies, imposts or other charges at the Bank’s office. The provisions of clause 17.4 of the Facility A Agreement apply mutatis mutandis to this Guaranty and all payments made hereunder as though set out in full in this Guaranty.

10.	Representations and Warranties; Covenants.

Each Guarantor hereby represents and warrants that the representations and warranties set forth in clause 12 of each Facility Agreement as they relate to such Guarantor or in the other Finance Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct in all material respects, and the Bank and each other Guaranteed Party shall be entitled to rely on each of them as if they were fully set forth herein.

11.	Authority of Bank.

Each Guarantor acknowledges that the rights and responsibilities of the Bank under this Guaranty with respect to any action taken or not taken by the Bank or the exercise or non-exercise by the Bank of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall be exclusively governed by each Facility Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Bank and such Guarantor, the Bank shall be conclusively presumed to be acting as agent for the Guaranteed Parties with full and valid authority so to act or refrain from acting, and no Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

12.	Joint and Several Obligations.

The Guarantors’ obligations under this Guaranty are joint and several (hoofdelijke verbintenissen).

13.	Notices.

All notices, requests and demands pursuant hereto shall be made in accordance with clause 21 of the Facility A Agreement. All communications and notices hereunder to each Guarantor shall be given to each such Guarantor in care of the Borrower at the Borrower’s address set forth in clause 21.2 of the Facility A Agreement.

14.	Counterparts.

This Guaranty may be executed by one or more of the parties to this Guaranty on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., “.pdf”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Guaranty signed by all the parties shall be lodged with the Bank and the Borrower. The words “execution,” “signed,” “signature,” and words of like import in this Guaranty or in any amendment, supplement or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.

15.	Severability.

Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

16.	Integration.

This Guaranty represents the agreement of each Guarantor and the Bank with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Bank or any other Guaranteed Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Finance Documents.

17.	Amendments in Writing; No Waiver; Cumulative Remedies.

(a)

Other than in the case of the delivery of a Supplement by an additional Guarantor or the release or discharge of a Guarantor in accordance with the Finance Documents, none of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Guarantor and the Bank in accordance with clause 22.7 of the Facility A Agreement.

(b)

Neither the Bank nor any other Guaranteed Party shall by any act (except by a written instrument pursuant to Section 17(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Bank or any other Guaranteed Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Bank or any other Guaranteed Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Bank or any Guaranteed Party would otherwise have on any future occasion.

(c)	The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

18.	Section Headings.

The Section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

19.	Successors and Assigns.

This Guaranty shall be binding upon the successors and assigns of each Guarantor (unless such successor or assignee is not required to be a Guarantor pursuant to the Facility Agreements) and shall inure to the benefit of the Bank and the other Guaranteed Parties and their respective successors and permitted assigns. If all or any part of the Bank’s or any other Guaranteed Party’s interest in any Obligation is assigned or otherwise transferred in accordance with the Facility Agreements, the transferor’s rights hereunder, to the extent applicable to the obligation so transferred, shall be automatically transferred with such obligation. No Guarantor may assign, transfer or delegate any of its rights or obligations under this Guaranty without the prior written consent of the Bank other than as permitted under the Facility Agreements; provided that a merger, consolidation, amalgamation or similar transaction that is not prohibited by the Facility Agreements shall not constitute an assignment or transfer.

20.	Additional Guarantors.

Each Subsidiary of the Borrower that is required to become a party to this Guaranty pursuant to clause 14.4 of each Facility Agreement shall become a Guarantor, with the same force and effect as if originally named as a Guarantor herein, for all purposes of this Guaranty upon execution and delivery by such Subsidiary of a Supplement in the form of Annex A hereto. The execution and delivery of any instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guaranty.

21.	Governing law

This Guaranty (including Section 22 (Jurisdiction)) and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

22.	Jurisdiction

The courts of the Netherlands have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Guaranty (including a dispute regarding the existence, validity or termination of this Guaranty or the consequences of its nullity) or any non-contractual obligation arising out of or in connection with this Guaranty.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

NXP SEMICONDUCTORS N.V.

/s/ Luc de Dobbeleer
Name:	Luc de Dobbeleer
Title:	Authorised person

NXP USA, INC.

/s/ Jennifer Wuamett		/s/ Timothy Shelhamer
Name:	Jennifer Wuamett	Name: Timothy Shelhamer
Title:	President	Title: Assistant Secretary

NXP FUNDING LLC

/s/ Luc de Dobbeleer		/s/ Jennifer Wuamett
Name:	Luc de Dobbeleer	Name: Jennifer Wuamett
Title:	President	Title: Vice President

Bank

EUROPEAN INVESTMENT BANK

/s/ Nathalie Climence		/s/ Tom Nguyen
Name:	Nathalie Climence	Name: Tom Nguyen
Title:	Authorised representative	Title: Authorised representative

ANNEX A

SUPPLEMENT NO. [•] dated as of [•], 20[•] (this “Supplement”) to the Guaranty, dated as of    November 2024 (as amended, amended and restated, supplemented (including by this Supplement) and otherwise modified from time to time, the “Guaranty”; capitalized terms used herein and not otherwise defined herein have the respective meanings given to them in the Guaranty), made by the Guarantors in favor of the Bank.

A. Reference is hereby made to the Facility Agreements.

C. The Guarantors have entered into the Guaranty in order to induce the Bank to enter into each Facility Agreement and the Bank to make the Loans to the Borrower under each Facility Agreement. Clause 14.4 of each Facility Agreement and Section 20 of the Guaranty provide that additional Subsidiaries of the Borrower may become Guarantors under the Guaranty by execution and delivery of an instrument in the form of this Supplement. [Each][The] undersigned Subsidiary of the Borrower ([each, a][the] “New Guarantor”) is executing this Supplement in accordance with the requirements of each Facility Agreement to become a Guarantor under the Guaranty as consideration for the Loans previously made and/or outstanding Commitments to make Loans, as the case may be.

Accordingly, the Bank and [each][the] New Guarantor agrees as follows:

SECTION 1. In accordance with Section 20 of the Guaranty, on and from the date of this Supplement (the “Effective Date”), [each][the] New Guarantor by its signature below becomes a Guarantor under the Guaranty with the same force and effect as if originally named therein as a Guarantor and [each][the] New Guarantor hereby (a) agrees to all the terms and provisions of, and assumes all of the liabilities and obligations under, the Guaranty applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct in all material respects on and as of the date hereof. On and from the Effective Date each reference to a Guarantor in the Guaranty shall be deemed to include [each][the] New Guarantor. All of the provisions of the Guaranty are hereby incorporated herein by reference. [Each][The] New Guarantor’s maximum liability under the Guaranty and the other Finance Documents shall [be as set forth in Section 8 of the Guaranty].

SECTION 2. [Each][The] New Guarantor represents and warrants to the Bank and the other Guaranteed Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed by one or more of the parties to this Supplement on any number of separate counterparts (including by facsimile or other electronic transmission (e.g., “.pdf”)), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Supplement signed by all the parties shall be lodged with the Borrower and the Bank. [This Supplement shall become effective as to [each][the] New Guarantor when the Bank shall have received counterparts of this Supplement bear the signature of [such][the] New Guarantor. The words “execution,” “signed,” “signature,” and words of like import in this Supplement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law.

SECTION 4. Except as expressly supplemented hereby, the Guaranty shall remain in full force and effect.

SECTION 5. This Supplement and any non-contractual obligations arising out of or in connection with it are governed by Dutch law.

SECTION 6. Any provision of this Supplement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and in the Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All notices, requests and demands pursuant hereto shall be made in accordance with clause 21 of the Facility A Agreement. All communications and notices hereunder to [each][the] New Guarantor shall be given to it in care of the Borrower at the Borrower’s address set forth in clause 21.2 of the Facility A Agreement.

SECTION 8. [Each][The] New Guarantor agrees to reimburse the Bank for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel for the Bank, in accordance with the Facility A Agreement or the Facility B Agreement (as applicable).

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IN WITNESS WHEREOF, [each][the] New Guarantor and the Bank have duly executed this Supplement to the Guaranty as of the day and year first above written.

[• NAME GUARANTOR]

Name:		Name:
Title:	Authorised representative	Title: Authorised representative

Bank

EUROPEAN INVESTMENT BANK

Name:		Name:
Title:	Authorised representative	Title: Authorised representative